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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated January 26, 1996 relating to the financial statements of Heartland Retirement Services, Inc. included in or made a part of this Registration Statement.


                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin,
May 23, 1996.